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                                                                       EXHIBIT 1

                     VOTING AGREEMENT AND IRREVOCABLE PROXY


        This Voting Agreement And Irrevocable Proxy (the "Agreement") is made and entered into as of the 17th day of November, 1997 by and among D.C.H., L.P., a California limited partnership ("DCH"), Martin R. Diedrich, an individual ("MRD") and John E. Martin, an individual ("JEM").

        WHEREAS, concurrently herewith, JEM is entering into a Stock Option Plan and Agreement (the "Option Agreement") with Diedrich Coffee, Inc., a Delaware corporation (the "Company") pursuant to which the Company agrees to grant JEM options to purchase 850,000 shares of the Company's common stock upon the terms and subject to the conditions set forth in the Option Agreement;

        WHEREAS, the exercisability of the options granted pursuant to the Option Agreement are conditioned upon stockholders of the Company approving the terms of the Option Agreement and the grant of options thereunder;

        WHEREAS, DCH and MRD are stockholders of the Company (individually referred to herein as a "Stockholder" and collectively as the "Stockholders"); and

        WHEREAS, each of the Stockholders owns, of record and beneficially, the number of shares of the Company's common stock indicated next to such Stockholder's name on Exhibit A attached hereto (all such shares being referred to herein as the "Shares").

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto hereby agree as follows:

        1.  Agreement to Vote and Irrevocable Proxy.

        1.1 Agreement to Vote. Each Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, such Stockholder shall vote all such Stockholder's Shares in favor of the Option Agreement and the grant of options thereunder.

        1.2 Irrevocably Proxy. Each Stockholder hereby constitutes and appoints JEM its true and lawful proxy and attorney-in-fact to vote at any and all meetings of the stockholders of the Company, whether annual or special, and at any adjournment or adjournments or postponements of any such meetings, all Shares which such Stockholder beneficially owns as of the date hereof, in favor of the Option Agreement and the grant of options thereunder. Such proxy shall be limited strictly to the power to vote such Shares in the manner set forth in the preceding sentence and shall not extend to any other matters.

        The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by each Stockholder.


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        Each Stockholder shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the disability or incompetence of each Stockholder.

        In the event that any Stockholder fails for any reason to vote his or its Shares in accordance with the requirements of Section 1.1 hereof, then JEM shall have the right to vote such shares at any meeting of the Company's stockholders in accordance with the provisions of this Section 1.2.

        2. Representations and Warranties of Each Stockholder. Each Stockholder represents and warrants, severally and not jointly, to JEM as follows:

        2.1 Ownership of Shares. The Shares are owned of record and beneficially by such Stockholder as set forth on Exhibit A and constitute all the shares of common stock of the Company owned of record and beneficially by such Stockholder.

        2.2 Power; Binding Agreement. Such Stockholder has full legal right, power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by such Stockholder, and the consummation of the transactions contemplated hereby will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholders' agreement or voting trust. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding agreement of such Stockholder, enforceable in accordance with its terms to the fullest extent permitted by law, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

        2.3 Shares. Such Stockholder's Shares are fully paid. On the date hereof such Stockholder is, and on the date of any meeting of the stockholders of the Company the Stockholder will be, the lawful owner of the his or its Shares, free and clear of all liens or encumbrances.

        3. Covenant of the Stockholders. Except in accordance with the provisions of this Agreement, each Stockholder agrees, while this Agreement is in effect, not to sell, exchange, transfer, pledge, encumber, assign or otherwise dispose of any of his or its Shares.

        4. Termination. This Agreement shall terminate on the earliest of (i) the approval of the Option Agreement and the grant of options thereunder by the Company's stockholders in accordance with Section 3(a) of the Option Agreement,
(ii) the termination of the Option Agreement pursuant to its terms or (iii) the first anniversary of the date hereof.

        5. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.




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        6.  Severability. The provisions set forth in this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable in any jurisdiction, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and shall remain valid and enforceable in such jurisdiction, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        7. Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement or any provision contained herein.

        8. Injunctive Relief. The parties agree that in the event of a breach of any provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining other relief to which it may be entitled.

        9. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Delaware.

        IN WITNESS WHEREOF, each of the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.



JOHN E. MARTIN                              MARTIN R. DIEDRICH



_____________________________               _____________________________
John E. Martin                              Martin R. Diedrich



D.C.H., L.P.

By:___________________________
        Paul C. Heeschen
        General Partner






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                                    EXHIBIT A
                 LIST OF STOCKHOLDERS AND NUMBER OF SHARES OWNED



Name of Stockholder                          Number of Shares of Common Stock
-------------------                          --------------------------------

D.C.H., L.P.                                              1,442,197

Martin R. Diedrich                                          655,107









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